Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-3 and related prospectus of PositiveID Corporation (the “Company”) as filed with the Securities and Exchange Commission on April 1, 2010 relating to the registration of up to $8,000,000 of securities (the “Shelf Registration Statement”). Also, we consent to the inclusion of the contents of the Shelf Registration Statement in the Registration Statement on Form S-3 relating to an additional aggregate amount of $1,600,000 of securities of the Company. Such contents correspond to the incorporation by reference in that Shelf Registration Statement of our audit reports dated March 17, 2010 relating to our audits of the consolidated financial statements of (i) the Company as of December 31, 2009 and 2008 and for years then ended which are included in its Annual Report on Form 10-K and filed with the Securities and Exchange Commission on March 19, 2010 and (ii) Steel Vault Corporation as of September 30, 2009 and 2008 and for the years then ended included in the Current Report on Form 8-K and filed with the Securities and Exchange Commission on March 19, 2010.
/s/ Eisner LLP
New York, New York
April 28, 2010